Exhibit 10.1

Consulting Agreement

This Consulting Agreement (the “Agreement” or “Consulting Agreement”) states the terms and conditions that govern the contractual agreement between Guardforce AI Co., Limited having its registered office at Cricket Square, Hutchins Drive, P.O. Box, Grand Cayman, KY1-1111, Cayman Islands (the “Client”), and _______ (the “Consultant”) who agrees to be bound by this Agreement.

WHEREAS, the Consultant offers consulting services in day-to-day management of the operational functions and financial performances of the robotic business; and

WHEREAS, the Client desires to retain the services of the Consultant to render consulting services with regard to day-to-day management of the operational functions and financial performances of the robotic business consulting services according to the terms and conditions herein.

NOW, THEREFORE, In consideration of the mutual covenants and promises made by the parties hereto, the Consultant and the Client (individually, each a “Party” and collectively, the “Parties”) covenant and agree as follows:

1. Term

As the position President, this Agreement shall begin on Aug 31, 2022 and continue for three years. Either Party may terminate this Agreement for any reason with 60 days written notice to the other Party.

2. Consulting Services

The Consultant agrees that it shall provide its expertise to the Client for all things pertaining to day-to-day management of the operational functions and financial performances of the robotic business (the “Consulting Services”).

3. Compensation

In consideration for the Consulting Services, the Client shall pay the Consultant at the rate of USD per year.

4. Intellectual Property Rights in Work Product

The Parties acknowledge and agree that the Client will hold all intellectual property rights in any work product resulting from the Consulting Services including, but not limited to, copyright and trademark rights. The Consultant agrees not to claim any such ownership in such work product’s intellectual property at any time prior to or after the completion and delivery of such work product to the Client.

5. Confidentiality

The Consultant shall not disclose to any third party any details regarding the Client’s business, including, without limitation any information regarding any of the Client’s customer information, business plans, or price points (the “Confidential Information”), (i) make copies of any Confidential Information or any content based on the concepts contained within the Confidential Information for personal use or for distribution unless requested to do so by the Client, or (ii) use Confidential Information other than solely for the benefit of the Client.

6. Noncompetition

During the term of this Agreement and for 2 years thereafter, the Consultant shall not engage, directly or indirectly, as an employee, officer, manager, partner, manager, consultant, agent, owner or in any other capacity, in any competition with the Client or any of its subsidiaries, including any company engaged in AI robotics business.

7. Nonsolicitation of Customers

During the term of this Agreement and for 2 years thereafter, the Consultant will not, directly or indirectly, solicit or attempt to solicit any business from any of the Company’s clients, prospects, employees or contractors.

8. Nonsolicitation of Employees

During the term of this Agreement and for 2 years thereafter, the Consultant will not, directly or indirectly, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any of the Company’s employees, or contractors for work at another company.

9. Indemnification

The Client agrees to indemnify, defend, and protect the Consultant from and against all lawsuits and costs of every kind pertaining to the Client’s business including reasonable legal fees due to any act or failure to act by the Client based upon the Consulting Services.

10. No Modification Unless in Writing

No modification of this Agreement shall be valid unless in writing and agreed upon by both Parties.

11. Applicable Law

This Consulting Agreement and the interpretation of its terms shall be governed by and construed in accordance with the laws of Cayman Islands and subject to the exclusive jurisdiction of the federal and state courts located in Cayman Islands.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date written below.

NAME: [Officer Name]
DATE: August 31, 2022

GUARDFORCE AI CO., LTD.

AUTHORIZED SIGNATORY
DATE: August 31, 2022

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